Exhibit 10.4

Performance Guaranty
This Performance Guaranty (this “Performance Guaranty”), dated as of April __, 2022, is made by Synchronoss Technologies, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of Norddeutsche Landesbank Girozentrale (“NordLB”), as administrative agent under the Receivables Purchase Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Administrative Agent and the other Secured Parties under the Receivables Purchase Agreement (as defined below). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement.
Preliminary Statements
    (1)    Concurrently herewith, STI, as originator and SN Technologies, LLC, a Delaware limited liability company (the “Seller”), as purchaser, are entering into that certain U.S. Purchase and Sale Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “US Purchase and Sale Agreement”).
    (2)    Concurrently herewith, Synchronoss Software Ireland, Ltd., a company founded under the laws of Ireland (“SSI”), as an originator and the Seller, as purchaser, are entering into that certain Irish Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Irish Purchase Agreement” and together with the U.S. Purchase Agreement, collectively, the “Purchase Agreements”). From time to time after the date hereof and otherwise in connection with the terms of the Receivables Purchase Agreement (as hereinafter defined), the Seller may enter into other Purchase and Sale Agreements (as defined in the Receivables Purchase Agreement) with other subsidiaries of the Performance Guarantor (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with the Purchase Agreements, each a “Purchase and Sale Agreement”).  Each Person from time to time party to a Purchase and Sale Agreement as an originator thereunder is herein referred to as an “Originator” and, collectively, as the “Originators.”
    (3)    Concurrently herewith, the Seller, as seller, STI, as the Servicer, the Persons from time to time party thereto as Purchasers and Group Agents, the Persons from time to time party thereto as Originators and the Administrative Agent are entering into that certain Receivables Purchase Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Seller desires to sell certain Receivables to the Purchasers and requests that the Purchasers make Investments, (ii) the Seller has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Seller Collateral and (iii) the Servicer will service the Pool Receivables.
Performance Guaranty (STI) 4886-0332-5980 v4.docx
4380655

    (4)    As of the date hereof, the Performance Guarantor is the direct or indirect owner of 100% of the outstanding equity interests of each Originator and the Seller.
    (5)    The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Purchase Agreement.
    (6)    The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s (other than itself) sales of Receivables to the Seller from time to time under the applicable Purchase and Sale Agreement, (ii) the financial accommodations made by the Purchasers to the Seller from time to time under the Receivables Purchase Agreement, and (iii) the other transactions contemplated under the Receivables Purchase Agreement and each Purchase and Sale Agreement.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:
Section 1.    Unconditional Undertaking; Enforcement.
The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the Seller’s rights, interests and claims under each Purchase and Sale Agreement), the Purchasers and each of the other Secured Parties the due and punctual performance and observance by each Originator (other than itself) (together with their respective successors and assigns, collectively, the “Covered Entities,” and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under each Purchase and Sale Agreement, the Receivables Purchase Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable purchase price adjustment, Deemed Collection or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions and limitations set forth in the applicable Transaction Documents (including as set forth herein) as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or observe any Guaranteed Obligation that the Administrative Agent, any Purchaser, the Seller or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Purchasers and the other Secured Parties and their assigns) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Purchaser or other Secured Party may have against any Covered Entity, the Seller, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable throughout the entire time during which any Transaction Document remains in full force and effect or any Guaranteed Obligation remains outstanding and unperformed. It is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivable and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivable solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Obligor.
Section 2.    Validity of Obligations.
    (a)    The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the Seller) to collect any Pool Receivables or to realize upon any other Seller Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or the Seller or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the Seller) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the Seller) with respect thereto, (vi) the failure by any Secured Party (or by the Seller) to take any steps to perfect and maintain perfected its interest in any Seller Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity or of the Seller, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, and

(x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the Seller or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the Seller or any of their assets or obligations. The Performance Guarantor waives, to the extent permitted by Applicable Law, all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.
    (b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, the Seller or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the Seller or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the Seller, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
Section 3.    Reinstatement, Etc.
The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or shall be automatically reinstated, as the case may be, if and to the extent that for any reason any payment (in whole or in part) by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity) or otherwise, as though such payment had not been made, and the Performance Guarantor agrees that it will indemnify the Administrative Agent and each other Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 4.    Waiver.
The Performance Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Performance Guaranty by the Administrative Agent and the other Secured Parties; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Performance Guaranty and any other document related thereto) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to the Guaranteed Obligations to which the Performance Guarantor might otherwise be entitled; (f) any right to require any Secured Party (or the Sellers) as a condition of payment or performance by the Performance Guarantor, to (i) proceed against or exhaust any right or take any action against any Covered Entity, the Sellers, any other Person or any property, (ii) proceed against or exhaust any other security held from Covered Entity or any other Person, (iii) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (iv) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (g) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (h) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Performance Guaranty and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (2) any rights to set-offs, recoupments and counterclaims, and (3) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (i) any defense or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties (other than the defense of discharge by payment and performance in full). The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the Sellers, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Sellers, and that it is not relying on any Secured Party to provide such information either now or in the future.
Section 5.    Subrogation.
The Performance Guarantor hereby waives, to the extent permitted by Applicable Law, all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the Seller) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations and there exists no commitment which could give rise to any Guaranteed Obligation. The Performance Guarantor further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Covered Entity, the Performance Guarantor or any other Person in respect of any Guaranteed Obligation.
Section 6.    Representations and Warranties of the Performance Guarantor.
The Performance Guarantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties as of the date hereof, on each Settlement Date, and on each date on which any Investment or Reinvestment shall have occurred under the Receivables Purchase Agreement, as follows:
    (a)    Organization and Good Standing. The Performance Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
    (b)    Due Qualification. The Performance Guarantor is duly qualified to do business as a corporation and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (c)    Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and (ii) perform its obligations under this Performance Guaranty and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty have been duly authorized by the Performance Guarantor by all necessary corporate action.
    (d)    Binding Obligations. This Performance Guaranty constitutes the legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
    (e)    No Conflict or Violation. The execution and delivery of this Performance Guaranty, the performance of the transactions contemplated by this Performance Guaranty and the fulfillment of the terms of this Performance Guaranty by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents, (ii) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its properties is bound, (iii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty, or (iv)  conflict with or violate any Applicable Law except, in each case of clauses (i) through (iv), to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
    (f)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened in writing, against the Performance Guarantor before any Governmental Authority, and (ii) the Performance Guarantor is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Performance Guaranty, (B) seeks to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
    (g)    No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
    (h)    Compliance with Applicable Law. The Performance Guarantor has complied with all Applicable Laws to which it may be subject, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
    (i)    Accuracy of Information. All certificates, reports, statements, documents and other written information furnished to the Administrative Agent or any other Purchaser Party by the Performance Guarantor pursuant to any provision of this Performance Guaranty, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty (taken as a whole and combined with all information previously furnished to the Administrative Agent or such other Purchaser Party), is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading (provided that with respect to any projected financial information, the Performance Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time).
    (j)    No Material Adverse Effect. Since December 31, 2020, there has been no Material Adverse Effect on the Performance Guarantor.
    (k)    Investment Company Act. The Performance Guarantor is not (i) required to be registered as an “investment company,” or (ii) a company “controlled” by a company required to be registered as an “investment company,” within the meaning of the Investment Company Act.
    (l)    Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor is not a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
    (m)    Transaction Information. None of the Performance Guarantor, any Affiliate of the Performance Guarantor or, to the Servicer’s knowledge, any third party with which the Performance Guarantor or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
    (n)    Financial Condition. The consolidated balance sheets of the Performance Guarantor and its consolidated Subsidiaries as of December 31, 2020, and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of the Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, subject to normal year-end and audit adjustments, and except for the absence of footnotes.
    (o)    Taxes. The Performance Guarantor has (i) timely filed all tax returns (federal, state, local and other material tax returns) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP or (b) to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect.
    (p)    Opinions. The facts regarding the Performance Guarantor, the Seller, the Servicer, each Originator, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with the Receivables Purchase Agreement and the other Transaction Documents relating to “true sale” and “substantive consolidation” matters are true and correct in all material respects.
    (q)    Other Transaction Documents. Each representation and warranty made by the Performance Guarantor under each other Transaction Document to which it is a party is true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of the date when made with the same effect as though made on and as of such date (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).
    (r)    Subsidiary. The Performance Guarantor owns (directly or indirectly) all of the issued and outstanding Capital Stock of each of the Originators (other than itself) and the Seller.
    (s)    Solvency. The Performance Guarantor, together with and its consolidated Subsidiaries, is Solvent.
    (t)    Separateness. The Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Purchase Agreement in reliance on the Seller being a separate entity from the Performance Guarantor and the Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken such actions and implemented such procedures as are necessary on its part to ensure that the Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain the Seller’s identity as a separate legal entity from the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).
    (u)    Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Reinvestment, on each Settlement Date and on the date each Monthly Report, Daily Report, or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Performance Guarantor shall be deemed to have certified that (i) all representations and warranties of the Performance Guarantor hereunder are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Reinvestment.
Section 7.    Certain Covenants.
The Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.
    (a)    Ownership and Control. The Performance Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of each Originator (other than itself) and the Seller. Without limiting the generality of the foregoing, the Performance Guarantor shall not permit the occurrence of any Change in Control.
    (b)    Existence. The Performance Guarantor shall keep in full force and effect its existence and rights as a corporation under the laws of the State of Delaware and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Performance Guaranty.
    (c)    Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
    (d)    Actions Contrary to Separateness. The Performance Guarantor will not take any action materially inconsistent with the terms of Section 8.03 of the Receivables Purchase Agreement.
    (e)    Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor shall not become a Sanctioned Person. The Performance Guarantor shall not, either in its own right or through any third party, (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The Performance Guaranty shall comply with all Anti-Terrorism Laws in all material respects. The Servicer shall promptly notify the Administrative Agent and each Purchaser in writing upon the occurrence of a Reportable Compliance Event.
    (f)    Payments on Receivables; Collection Accounts. If any payments on the Pool Receivables or other Collections are received by the Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account.
    (g)    Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, and that the Administrative Agent may reasonably request in writing, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce its respective rights and remedies under this Performance Guaranty. Without limiting the foregoing, the Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself and each Covered Entity as the Administrative Agent may reasonably request in writing.
    (h)     Sale of Assets. The Performance Guarantor will not, and will procure that none of the Originators will, complete the sale, transfer, lease or other disposal of all or any substantial part of its or their respective assets except (i) on an arm’s length basis and for a fair market value, (ii) as may be otherwise permitted pursuant to a Purchase and Sale Agreement or other Transaction Document, or (iii) to any of its or their respective Affiliates.
Section 8.    Amendments, Etc.
No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent, each Purchaser and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 9.    Addresses for Notices.
All notices and other communications provided for hereunder shall be in writing (which shall include email communication) and mailed, sent or delivered to it (a) if to the Administrative Agent, to its address specified for notices in the Receivables Purchase Agreement, (b) if to any other Secured Party, to such Secured Party’s address specified for notices in the Receivables Purchase Agreement, and (c) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:
Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, NJ 08807
Email: legal@synchronoss.com
Attention: Legal

Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), notices and communications sent by email shall be effective when confirmed by electronic receipt or otherwise acknowledged, and notices and communications sent by other means shall be effective when received.
Section 10.    No Waiver; Remedies.
No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.
Section 11.    Continuing Agreement; Third Party Beneficiaries; Assignment.
This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the date following the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Purchasers, the other Secured Parties and their respective successors and permitted assigns. Without limiting the generality of the foregoing clause (iii), upon any assignment by a Purchaser permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers and the other Secured Parties shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder. To the fullest extent permitted by law, the obligation of the Performance Guarantor in respect of any amount due in the relevant currency under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Administrative Agent may, in accordance with its normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Administrative Agent receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Performance Guarantor shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Performance Guarantor not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.
Section 12.    Mutual Negotiations.
This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
Section 13.    Costs and Expenses.
The Performance Guarantor hereby agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Purchaser Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty. In addition, the Performance Guarantor agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Purchaser Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.
Section 14.    Governing Law.
This Performance Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof).
Section 15.    Consent to Jurisdiction.
    (i)    Each party hereto hereby irrevocably submits to the Non-exclusive jurisdiction of any New York State or federal court sitting in New York City, New York in any action or proceeding arising out of or relating to this Performance Guaranty, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined, in each case, in such New York state court or, to the extent permitted by law, in such federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
    (ii)    Each party hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 9. Nothing in this Section 15 shall affect the right of any party hereto, the Administrative Agent or any other Secured Party to serve legal process in any other manner permitted by law.
Section 16.    Waiver of Jury Trial.
Each party hereto hereby waives, to the maximum extent permitted by applicable law, trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Performance Guaranty or any other Transaction Document.
Section 17.    Payments.
All payments to be made by the Performance Guarantor hereunder shall be made at the principal office of the Administrative Agent set forth in the Receivables Purchase Agreement (or at such other place for the account of the Administrative Agent as it may from time to time specify to the Performance Guarantor) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imports, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature, except as expressly set forth in the Transaction Documents. If the Performance Guarantor is required by Applicable Law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the Performance Guarantor hereunder, the Performance Guarantor (i) shall pay any such tax or other withholding or deduction and (ii) shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Secured Parties and the Administrative Agent shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made. Notwithstanding the preceding sentence, additional amounts payable under clause (ii) shall not include taxes or other amounts to the extent those taxes or other amounts would not have constituted Indemnified Taxes for purposes of Section 5.03(a) of the Receivables Purchase Agreement had payments been made as required under the Receivables Purchase Agreement irrespective of the Guaranteed Obligations.

Section 18.    Severability.
If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.
Section 19.    Captions and Cross References.
The various captions in this Performance Guaranty are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Performance Guaranty. Unless otherwise indicated, references in this Performance Guaranty to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Performance Guaranty, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
Section 20.    Counterparts.
This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

[Signature Pages Follow]

In Witness Whereof, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
Synchronoss Technologies, Inc.,
as Performance Guarantor
By:
    Name:
    Title:

[Signature Page to Performance Guaranty]

Accepted as of the date hereof:
Norddeutsche Landesbank Girozentrale,
as Administrative Agent
By:
Name:
Title:

[Signature Page to Performance Guaranty]